UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2024

Cellectar Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-36598	04-3321804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Campus Drive, Florham Park, NJ, 07932

(Address of Principal Executive Offices) (Zip Code)

(608) 441-8120
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CLRB	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 23, 2024, Cellectar Biosciences, Inc. (the “Company”) disclosed that the Company had approximately $25.9 million of cash and cash equivalents as of June 30, 2024.

Because the Company’s consolidated financial statements for the quarter ended June 30, 2024 have not been finalized or reviewed, the preliminary statement of the Company’s cash and cash equivalents as of June 30, 2024 in this Item 2.02 is subject to change, and the Company’s actual cash and cash equivalents as of June 30, 2024 may differ materially from this preliminary estimate. Accordingly, you should not place undue reliance on this preliminary estimate.

Item 7.01 Regulation FD Disclosure.

On July 23, 2024, the Company issued a press release announcing positive results from its ongoing CLOVER WaM pivotal study. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filings.

Item 8.01 Other Events.

On July 23, 2024, the Company announced positive results data from its ongoing CLOVER WaM pivotal study evaluating iopofosine I 131 for the treatment of relapsed/refractory Waldenstrom’s macroglobulinemia (“WM”) patients that have received at least two prior lines of therapy, including Bruton tyrosine kinase inhibitors (“BTKi”). The data presented was as of an May 31, 2024 data cut.

As of May 31, 2024, results in the CLOVER WaM study had an overall response rate (“ORR”) of 80% and a major response rate (“MRR”) of 56.4% (95% CI, 0.42 to 0.67), which exceeded the agreed-upon primary endpoint of a 20% MRR. Median age was 70 years (range, 50-88) in the modified intent to treat (“mITT”) population (n=55). The median number of prior lines of therapy was 4 (range, 2-14), with approximately 27% of patients refractory to all available therapies (BTKi, anti-CD20 antibody, chemotherapy), and 40% of patients dual-class refractory (BTKi and rituximab). Notably, comparable ORRs were observed across all clinically challenging disease subgroups, including: MYD88-wt (81%; n=16), P53-mutated (80%; n=5), and clinical patient cohorts including post-BTKi (72%; n=39), as well as dual-class (59%; n=22), and triple-class (53%; n=15) refractory patients.

Secondary endpoints of disease control rate (98.2%) and duration of response (“DoR”) presented evidence that iopofosine provided durable clinical benefit across all response categories. The median DoR in patients achieving major response and overall response were not reached as of the data cutoff, with 78% and 72% of patients remaining free from disease progression at 18 months, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLECTAR BIOSCIENCES, INC.

Date: July 23, 2024	By:	/s/ Chad J. Kolean
Chad J. Kolean
Chief Financial Officer